As filed with the Securities and Exchange Commission
                            on June 29, 1999

                                                    Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       HUNGARIAN TELEPHONE AND CABLE CORP.
             (Exact name of registrant as specified in its charter)

           Delaware                                      13-3652685
--------------------------------------------------------------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

100 First Stamford Place, Stamford, CT                   06902
--------------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)

                           HUNGARIAN TELEPHONE AND CABLE CORP.
                  1992 Incentive Stock Option Plan, as amended
                       (Additional 250,000 Shares Added)
 -------------------------------------------------------------------------------
                            (Full title of the plans)


                                 Peter T. Noone
                                 General Counsel
                       Hungarian Telephone and Cable Corp.
                            100 First Stamford Place
                               Stamford, CT 06902
                                 (203) 348-9069

                       (Name, address including zip code,
                         and telephone number including
                        area code, of agent for service)
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                              Proposed       Proposed
Title of                      Maximum        Maximum        Amount
Securities     Amount         Offering       Aggregate        of
 to be          to be         Price Per      Offering    Registration
Registered   Registered        Share          Price          Fee
--------------------------------------------------------------------------------
Common Stock,
 par value
 $.001 per
 Share       250,000(1)(2)     $6.50(3)    $1,625,000(3)     $452
--------------------------------------------------------------------------------
(1)    Consists of 250,000 shares of Common  Stock,  par value  $.001  per share
       of  Hungarian  Telephone  and  Cable  Corp. ("Common  Stock"),   issuable
       under the Hungarian Telephone and Cable Corp. 1992 Incentive Stock Option Plan, as amended (the "Incentive Plan").

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Incentive Plan, may become subject to the Incentive Plan.

(3) The 250,000 shares of Common Stock are reserved for issuance under the Incentive Plan. The offering price for the shares registered hereby have been calculated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee and is based on the average of the high and low prices of the Common Stock as reported on the American Stock Exchange on June 28, 1999 of $6.50 per share.

--------------------------------------------------------------------------------
Note: This Registration Statement, pursuant to Instruction C of Form S-8, includes a Re-Offer Prospectus for the resale of 250,000 shares of Common Stock issuable upon the exercise of options that may be granted pursuant to the Incentive Plan.
--------------------------------------------------------------------------------

                       HUNGARIAN TELEPHONE AND CABLE CORP.

        Cross-Reference Sheet Showing Location in Re-Offer Prospectus of Information Required by Items of Form S-8

Form S-8 Item and Heading                             Location in Prospectus
--------------------------                            ----------------------
1.   Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus                         Front Cover Page

2.   Inside Front and Outside Back
     Cover Page of Prospectus                         Inside Front Cover Page

3.   Summary Information, Risk
     Factors and Ratio of Earnings
     to Fixed Charges                                 The Company

4.   Use of Proceeds                                  Use of Proceeds

5.   Determination of Offering
     Price                                            Not applicable

6.   Dilution                                         Not applicable

7.   Selling Security Holders                         Selling Stockholders

8.   Plan of Distribution                             Plan of Distribution

9.   Description of Securities to
     be Registered                                    Description of Capital
                                                      Stock

10.  Interest of Named Experts
     and Counsel                                      Legal Matters

11.  Material Changes                                 Not applicable

12.  Incorporation of Certain
     Information by Reference                         Incorporation of
                                                      Certain Documents by
                                                      Reference
13.  Disclosure of Commission
     Position on Indemnification for                  Indemnification of
     Securities Act Liabilities                       Directors and Officers

                                PART I

          INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 will be sent or given to all of the participants in the Hungarian Telephone and Cable Corp. 1992 Incentive Stock Option Plan, as amended, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents and the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                               RE-OFFER PROSPECTUS

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                         250,000 SHARES OF COMMON STOCK
                         ------------------------------
                          (Par Value $0.001 Per Share)
                     OFFERED AS SET FORTH HEREIN PURSUANT TO
                     HUNGARIAN TELEPHONE AND CABLE CORP.'S
                  1992 INCENTIVE STOCK OPTION PLAN, AS AMENDED
                         ------------------------------
         This Prospectus relates to offers and sales by certain current, or future, employees, officers, consultants and/or directors of Hungarian Telephone and Cable Corp., a Delaware corporation (the "Company" or the "Registrant"), who may be deemed to be "affiliates" of the Company as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of up to 250,000 shares (the "Shares") of Common Stock of the Company that may be acquired by such persons upon exercise of stock options that may be granted to such selling stockholders pursuant to the Hungarian Telephone and Cable Corp. 1992 Incentive Stock Option Plan, as amended (the "Incentive Plan"). The current, or future, employees, officers, consultants and directors selling the Shares are hereinafter collectively referred to as the "Selling Stockholders". The Shares were added to the Incentive Plan on June 10, 1998, the date the Company's stockholders approved adding the Shares to the Incentive Plan.

         The Shares may be offered for sale hereby from time to time by any or all of the Selling Stockholders for their own benefit. The Company will receive no portion of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders.

         All or a portion of the Shares offered hereby may be offered for sale, from time to time in one or more transactions on a securities exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

         The Selling Stockholders and any brokers executing sale orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

         The Common Stock of the Company trades on the American Stock Exchange under the symbol "HTC." On June 28, 1999, the average of the high and low sale prices of the Company's Common Stock as reported on the American Stock Exchange was $6.50.
                            -------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION (THE "STATE COMMISSION"). NOR HAS THE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            -------------------------
NEITHER THE FACT THAT A REGISTRATION STATEMENT HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT THE REGISTRATION STATEMENT IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.
                            -------------------------
     No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the information herein or in the affairs of the Company since the date of this Prospectus.
                           -------------------------
             The Date of this Prospectus is June 29, 1999
                                 ---------------

                                TABLE OF CONTENTS

                                                               Page
                                                               ----
Available Information........................................    1

Incorporation of Certain Documents by Reference..............    1

The Company..................................................    3

Use of Proceeds..............................................    3

Description of Capital Stock.................................    3

Selling Stockholders.........................................    4

Transfer Agent and Registrar.................................    4

Plan of Distribution.........................................    5

Legal Matters................................................    5

Indemnification of Directors and Officers....................    6

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Facilities of the Commission at the offices of the Commission, at 450 Fifth Street, NW, Washington, D.C. 20549; and at its regional offices located at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained, upon payment of prescribed fees, from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such material, dated through December 19, 1995, is also available for inspection at the offices of the NASDAQ Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Such material, beginning December 20, 1995, is also available for inspection at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006. This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates in the manner set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to the Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Peter T. Noone, General Counsel, Hungarian Telephone and Cable Corp., 100 First Stamford Place, Stamford, Connecticut 06902; telephone number (203) 348-9069.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, previously filed by the Company with the Commission are hereby incorporated by reference into this Prospectus and are contained in a file maintained at the principal United States executive offices of the Company.

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         3. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above.

         4. The Company's Definitive Proxy Statement for its Annual Meeting of Stockholders held on May 25, 1999.

         5. The description of the Common Stock, par value $.001 per share, of the Company contained in the Company's Registration Statement filed under
Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description. See "Description of Capital Stock" in this Prospectus for a description of the Registrant's Common Stock.

         All  documents  filed by the Company  with the  Commission  pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that is incorporated). Requests for information should be directed to Peter T. Noone, General Counsel, Hungarian Telephone and Cable Corp., 100 First Stamford Place, Stamford, Connecticut 06902; telephone number (203) 348-9069. The Company filed the reports listed above electronically with the Commission and will file its future filings with the Commission electronically. The public may read and copy any materials that the Company files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company filed electronically with the Commission. The Commission's home page on the Internet is http://www. sec.gov.

         All information appearing in this Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

                                   THE COMPANY

         The   Company,   a  Delaware   corporation,   through   its   Hungarian
subsidiaries, is engaged in the provision of basic telephone services in five defined regions within the Republic of Hungary.

         The Company's United States office is located at 100 First Stamford Place, Suite 204, Stamford, Connecticut 06902; telephone (203) 348-9069. The Company's principal office in Hungary is located at Terez krt. 46, Budapest; telephone (361) 474-7700.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares offered hereby.


                          DESCRIPTION OF CAPITAL STOCK

         Common Stock

         The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, par value $.001 and (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

         The holders of Common Stock are entitled to one vote for each share of record held by them on all matters to be voted on by stockholders. There is no right to cumulative voting.

         The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities. Except for certain existing shareholders, holders of shares of Common Stock have no preemptive, subscription, conversion, redemption or sinking fund rights. The rights, preferences and privileges of holders of Common Stock are subject to any class or series of Preferred Stock which the Company may issue in the future.


         Preferred Stock

         The Board of Directors of the Company is authorized to issue Preferred Stock in classes or series and to fix the designations, preferences, qualifications, limitations, or restrictions of any class or series with respect to the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the amount payable in the event of voluntary or involuntary liquidation, the terms and conditions for conversion or exchange into any other class or series of stock, voting rights and other terms.

                              SELLING STOCKHOLDERS

         The Shares that may be offered for sale from time to time by the Selling Stockholder consist of Shares that were acquired or may be acquired by such Selling Stockholders pursuant to the Incentive Plan.

          The following table sets forth the name of each Selling Stockholder, the nature of his position with the Company, the number of Shares of Common Stock owned by each Selling Stockholder prior to the offering, and the number of Shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering.
                                                       Shares
                         Shares         Shares         Owned
                         Owned Prior    Offered        After
Name and Title           to Offering    Hereby         Offering       Percent

Ole Bertram              100,000        100,000        0              *
President and Chief
 Executive Officer
-----------
* Represents as to each Selling Stockholder less than 1% of the Shares of Common Stock outstanding.

Note: The remaining 150,000 Shares offered in this Re-Offer Prospectus may be re-offered from time to time by the officer listed above or by other officers and/or directors. This Re-Offer Prospectus will be supplemented by amendment from time to time as their names and the amounts of Shares to be re-offered become known.

                          TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Common Stock of the Company is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders may be in a position to sell the Shares offered hereby from time to time. The number of Shares that actually may be sold by the Selling Stockholders will be determined by each Selling Stockholder and will depend on a number of factors, including the market price of the Common Stock and the Selling Stockholders' personal financial circumstances.

         The Selling Stockholders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions on a securities exchange (including the American Stock Exchange, the exchange on which the Registrant's Common Stock is currently listed), in negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices or fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agents. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         Each of the Selling Stockholders will sell any Shares for their own account. The Company will not receive any of the proceeds from the sale of the Shares.

         The Company intends to maintain the effectiveness of the Registration Statement (of which this Prospectus is a part) during the period commencing on the date hereof and ending at such time as all the Shares are sold or the Company delivers to the Selling Stockholders an opinion of counsel to the effect that the Shares may be sold without compliance with the registration requirements of the Securities Act. The Company is bearing all expenses incurred in connection with the registration of the Shares.


                                  LEGAL MATTERS

         The legality of the Shares offered hereby has been passed upon for the Company by Peter T. Noone, General Counsel of the Company. Mr. Noone owns 100 shares (less than 1%) of the outstanding Common Stock of the Company and holds options to purchase 32,500 shares of Common Stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation of the Company provides that the Company shall indemnify each officer and director of the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"). Section 145 of the DCGL provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The Certificate of Incorporation and By-Laws of the Company also provides that, to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the Company or its stockholders. Such limitation does not affect the liability of a director (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for improper payment of dividends or redemption of shares or (iv) for any breach of a director's duty of loyalty to the Company or its stockholders.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
----------------------------------------------------------

         The following documents previously filed by Hungarian Telephone and Cable Corp. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement except as superseded or modified as described herein:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

(c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to above;

(d) the Registrant's definitive Proxy Statement for its Annual Meeting of Stockholders held on May 25, 1999; and

(e) the description of the common stock, par value $.001 per share, of the Registrant contained in the Company's Re-Offer Prospectus (under the caption "Description of Capital Stock") filed with this Registration Statement and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Peter
T. Noone, General Counsel, Hungarian Telephone and Cable Corp., 100 First Stamford Place, Stamford, Connecticut 06902; telephone number (203) 348-9069. The Registrant filed the reports listed above electronically with the Commission and will file its future filings with the Commission electronically. The public may read and copy any materials that the Company filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company filed electronically with the Commission. The Commission's home page on the Internet is http://www.sec.gov.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.
-----------------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

         Peter T. Noone, the General Counsel of the Registrant, is providing a legal opinion as to the validity of the issuance of the 250,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

         The Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify each officer and director of the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"). Section 145 of the DCGL provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The Certificate of Incorporation and By-Laws of the Registrant also provides that, to the fullest extent permitted by the DGCL, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the Registrant or its stockholders. Such limitation does not affect the liability of a director (i) for any transaction from which the director derives an improve personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemption of shares or (iv) for any breach of a director's duty of loyalty to the Registrant or its stockholders.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

         100,000 of the shares of Common Stock that are being registered for resale may be issued pursuant to options previously granted to the Registrant's current President and Chief Executive Officer. All options were issued from the Registrant's Incentive Plan to such executive officer in a transaction not involving a public offering in reliance on Section 4(2) of the Securities Act. Such executive officer has access to the types of information that could be obtained through the registration process and, at the time of offering, the Registrant believed that, based upon such executive officer's educational background and position with the Company, such individual had the knowledge and experience in financial and business matters of the Registrant to enable such individual to evaluate the merits and risks of the investment.

Item 8.   Exhibits
-------------------
Regulation S-K                                    Reference to Prior
  Exhibit                                         Filing or Exhibit
  Number                 Document                 Number Attached Hereto
------------------------------------------------  ----------------------
    4.1  Certificate of Incorporation                         4.1
         of the Registrant, as amended

    4.2  Bylaws of the Registrant, as amended                 4.2

    4.3  1992 Incentive Stock Option Plan, as amended         4.3

    5    Opinion of Peter T. Noone,
         General Counsel of the Registrant                    5

   23    Consent of Peter T. Noone, General              Included in
         Counsel of the Registrant                       Exhibit 5

   23.1  Consent of KPMG Peat Marwick
         LLP, certified public accountants                   23.1

   24    Power of Attorney                               Contained on
                                                         Signature Page
------------------------------------------------  -----------------------

Item 9.  Undertakings.
-----------------------

          (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as
                                    amended,

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement,

                           (iii)   to  include  any  material  information  with
                                   respect  to  the  plan  of  distribution  not
                                   previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, Connecticut, on June 25, 1999.


                                 HUNGARIAN TELEPHONE AND CABLE CORP.



                                  By: /s/Francis J. Busacca, Jr.
                                 ---------------------------------
                                 Francis J. Busacca, Jr.,
                                  Executive Vice President and
                                  Chief Financial Officer
                                 (Duly Authorized Representative, Principal
                                  Financial Officer)




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William T. McGann, or Peter T. Noone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


/s/William T. McGann          Controller and Treasurer             June 25, 1999
-------------------------     (Principal Accounting Officer)
William T. McGann
                                                                     (continued)

/s/David A. Finley           Chairman                              June 25, 1999
-------------------------
David A. Finley


/s/Ole Bertram               President, Chief Executive            June 25, 1999
-------------------------    Officer and Director
Ole Bertram


/s/Daryl A. Ferguson         Director                              June 25, 1999
------------------------
Daryl A. Ferguson


                             Director                              June   , 1999
-------------------------
Torben V. Holm


                             Director                              June   , 1999
-------------------------
Lennart Meineche


/s/John B. Ryan              Director                              June 25, 1999
-------------------------
John B. Ryan


/s/William E. Starkey        Director                              June 25, 1999
-------------------------
William E. Starkey


/s/Leonard Tow               Director                              June 25, 1999
-------------------------
Leonard Tow

                                INDEX TO EXHIBITS




Exhibit
   No.                             Description
------------------------------------------------------------------------

   4.1   Certificate of Incorporation of the Registrant, as amended

   4.2   Bylaws of the Registrant, as amended

   4.3  1992 Incentive Stock Option Plan, as amended

   5     Opinion of Peter T. Noone, General Counsel of the Registrant

  23 Consent of Peter T. Noone, General Counsel of the Registrant (included in Exhibit 5)

  23.1 Consent of KPMG Peat Marwick LLP, certified public accountants

  24     Power of Attorney*

* Contained on Signature Page
-------------------------